EXHIBIT 99.7
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                            STAT HEALTHCARE/AMHEALTH
                          MERGER REGISTRATION STATEMENT
                                    EFFECTIVE
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                              FOR IMMEDIATE RELEASE

CONTACT: NED E. CHAPMAN, CHIEF FINANCIAL OFFICER, STAT HEALTHCARE (713) 872-6900
         OR MAX RAMRAS OR JOE DIAZ, RCG CAPITAL MARKETS GROUP, INC.
         (602) 998-7555

(MAY 29, 1996) - HOUSTON, TEXAS: STAT Healthcare, Inc. (NASDAQ: ERDR) today announced that the registration statement relating to its business combination with AmHealth Corporation and its related entities has been declared effective by the Securities and Exchange Commission. AmHealth Corporation and its related entities, based in San Antonio, Texas, are privately-held entities that provide diabetic disease management services. AmHealth owns and operates outpatient kidney dialysis centers and provides management and personnel services to outpatient hyperbaric medicine units and outpatient home health providers.

STAT Healthcare shareholders will be asked to approve the transaction at STAT Healthcare's 1996 annual meeting to be held on June 13, 1996. When required securityholder approvals are obtained and the transaction is consummated, STAT Healthcare will merge with a subsidiary of New STAT Healthcare, Inc. (which was recently formed by STAT Healthcare to act as a constituent entity in the transaction) and participating AmHealth securityholders will receive shares of common stock of New STAT Healthcare common stock in exchange for STAT Healthcare common stock on a share-for-share basis.

Copies of the Joint Proxy Statement/Prospectus relating to the transaction may be obtained from Ned E. Chapman, Chief Financial Officer, at STAT Healthcare, Inc., 12450 Greenspoint Drive, Suite 1200, Houston, Texas 77060.

STAT Healthcare provides physician contract management services to related professional associations that currently staff emergency departments at 17 hospitals primarily in southeast Texas. Under contracts with these hospitals, the professional associations provide emergency department care 24 hours a day, 365 days per year. The Company currently contracts with approximately 250 physicians to provide these services to nearly 300,000 patients per year.